Exhibit 5.3

WWW.LATHROPGAGE.COM	2345 GRAND BOULEVARD, SUITE 2200 KANSAS CITY, MISSOURI 64108-2618 PHONE: (816) 292-2000 FAX: (816) 292-2001

September 13, 2010

Alliant Techsystems Inc.

7480 Flying Cloud Drive

Minneapolis, Minnesota  55344

Dear Ladies and Gentlemen:

We have acted as special Missouri counsel to Eagle Industries Unlimited, Inc., a Missouri corporation (“Unlimited”), Eagle New Bedford, Inc., a Missouri corporation (“New Bedford”), and Eagle Mayaguez, LLC, a Missouri limited liability company (“Mayaguez”), which entities are wholly-owned subsidiaries of Alliant Techsystems Inc., a Delaware corporation (the “Company”), in connection with (a) the Registration Statement on Form S-3, File No. 333-169260 (the “Registration Statement”), filed on September 8, 2010 with the Securities and Exchange Commission under Rule 462(c) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of the following securities: (i) senior or subordinated debt securities in one or more series (the “Debt Securities”); (ii) shares of the Company’s common stock, par value $0.01 per share; (iii) one or more series of shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”); (iv) depository shares consisting of Preferred Stock; and (v) guarantees of obligations under the Debt Securities (including the Notes, as defined below) made by one or more of the Company’s wholly-owned subsidiaries, including the Missouri Subsidiaries (as defined below), listed as additional registrants in the Registration Statement (each a “Subsidiary Guarantee”); (b) the prospectus dated September 8, 2010 forming a part thereof, together with the documents incorporated therein by reference (the “Base Prospectus”); (c) the preliminary prospectus supplement dated September 8, 2010, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on September 8, 2010 (the “Preliminary Prospectus”); and (d) the final prospectus supplement dated September 8, 2010, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on September 9, 2010 (the “Final Prospectus”, and together with the Base Prospectus and Preliminary Prospectus, the “Prospectus”), in connection with the offering and sale by the Company of its 6 7/8% Senior Subordinated Notes due 2020 (the “Notes”).  Unlimited, New Bedford and Mayaguez are at times referred to herein collectively as the “Missouri Subsidiaries”.

CALIFORNIA                   COLORADO                   ILLINOIS                   KANSAS                   MISSOURI                   NEW YORK

In our capacity as special counsel to the Missouri Subsidiaries, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us a certified, facsimile, conformed or photostatic copies, the authenticity of the originals of such latter documents, and the correctness of all statements of fact contained in all agreements, certificates and other documents examined by us.  In making our examination of documents executed or to be executed, we have assumed that, except to the extent we render opinions herein as to the Missouri Subsidiaries, the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties.

We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Missouri Subsidiaries with respect to certain factual matters.  In addition, we have obtained and relief upon such certificates and assurances from public officials as we have deemed necessary.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.             Each of Unlimited and New Bedford is a corporation, and Mayaguez is a limited liability company, validly existing and in good standing under the laws of the State of Missouri.  Each of the Missouri Subsidiaries has the entity authority to execute, deliver and perform its obligations under a Subsidiary Guarantee of each Missouri Subsidiary (the “Missouri Subsidiary Guarantee”).

2.             The execution and delivery of the Missouri Subsidiary Guarantee by each Missouri Subsidiary and the performance of its respective obligations under the Missouri Subsidiary Guarantee do not violate the articles of incorporation or bylaws of Unlimited or New Bedford, respectively, or the articles of organization or the operating agreement of Mayaguez, or the General and Business Corporation Law of Missouri or the Missouri Limited Liability Company Act, each as in effect on the date hereof.

We express no opinion herein other than as to the corporate and limited liability laws of the State of Missouri.  We express no opinion as to the application or effect of any Missouri (i) antitrust and unfair competition laws and regulations, (ii) anti-fraud laws, (iii) tax laws, or (iv) public policies that limit or restrict a party’s ability to purchase or sell securities.  We express no opinions and we assume no responsibility as to laws or judicial decisions related to fiduciary duties in connection with the registration.  We are also not opining on, and we assume no responsibility as to, the applicability to or effect on any of the matters covered herein of the laws of any other jurisdictions or of the principles of conflicts of law.

Our opinions are subject to the qualification that the corporate right, power and authority of each of the Missouri Subsidiaries that is a corporation to execute, deliver and perform its obligations under the Missouri Guarantee, and the due authorization of the execution and delivery by such Missouri Guarantors of the Missouri Guarantee and the performance by such Missouri Guarantors of their obligations thereunder, may be affected by, and the execution and delivery by such Missouri Guarantors of the Missouri Guarantee may violate, Article 11, Section 7 of the Missouri Constitution, which provides that, “No corporation shall issue stock or bonds or other obligations for the payment of money, except for money paid, labor done or property actually received .. . . .”  Section 351.160, RSMo., contains identical language.  Nonetheless, it is our opinion that the issuance of the Note Guarantees is within the corporate power of the Missouri Subsidiaries that are corporations.

A Missouri intermediate appellate court has held that Article 11, Section 7 of the Missouri Constitution and Section 351.160, RSMo., do not prohibit a Missouri corporation from providing security for the indebtedness of another.  Charter Capital Group, Inc. v. Cook, 813 S.W.2d 383, 385 (Mo. Ct. App. 1991).  Furthermore, the court noted that under Section 351.385(7), RSMo., the powers of a Missouri corporation include authority to make guaranties of debts issued by any other corporation.  Id.  The opinion could be interpreted to also suggest that Article 11, Section 7 and Section 351.160 do not invalidate a corporate guaranty.

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Form 8-K filed by the Company on September 13, 2010 (the “Form 8-K”) and to the reference to us under the caption “Validity of the Notes and Guarantee” in the Prospectus.  In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Subject to all limitations, qualifications and assumptions set forth herein, a copy of this opinion may be delivered to Gibson Dunn & Crutcher LLP in connection with its opinion filed as Exhibit 5.1 to the Form 8-Kand Gibson Dunn and Crutcher LLP may rely on this opinion for such purpose as if it were addressed and had been delivered by us to it on the date hereof.

Sincerely,

/s/ LATHROP & GAGE LLP